EXHIBIT 23.4

CONSENT OF LORD, BISSELL & BROOK LLP

We hereby consent to the references to us contained in the prospectus, which forms a part of this Registration Statement on Form S-3 filed by Allstate Life Global Funding and Allstate Life Insurance Company, relating to the proposed issuance of secured medium term notes by the Delaware statutory trusts (the “Registration Statement”), under the headings “Description of the Funding Agreements” and “Legal Opinions”. In addition, we hereby consent to the references to us contained in the prospectus supplements, which form a part of the Registration Statement, under the heading “Risk Factors”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in, the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

LORD, BISSELL & BROOK LLP

/s/ Lord, Bissell & Brook LLP

Chicago, Illinois

June 5, 2007